Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272328

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2023)

$3,550,000,000

AppLovin Corporation

$1,000,000,000 5.125% Senior Notes due 2029

$1,000,000,000 5.375% Senior Notes due 2031

$1,000,000,000 5.500% Senior Notes due 2034

$550,000,000 5.950% Senior Notes due 2054

AppLovin Corporation (the “issuer”) is offering $1,000,000,000 aggregate principal amount of 5.125% Senior Notes due 2029 (the “2029 notes”), $1,000,000,000 aggregate principal amount of 5.375% Senior Notes due 2031 (the “2031 notes”), $1,000,000,000 aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 notes”) and $550,000,000 aggregate principal amount of 5.950% Senior Notes due 2054 (the “2054 notes,” and collectively with the 2029 notes, the 2031 notes and the 2034 notes, the “notes”).

We may, at our option, redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of notes—Optional redemption,” which includes accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. Upon the occurrence of a “change of control repurchase event,” the holders of the notes may require us to repurchase all or part of their notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes to be repurchased plus any accrued and unpaid interest on such notes to, but excluding, the repurchase date. See “Description of notes—Purchase of notes upon a change of control repurchase event.”

We intend to use the net proceeds from this offering to repay in full each of our senior secured term loan facility due 2028 (the “2028 Term Loan Facility”) and our senior secured term loan facility due 2030 (the “2030 Term Loan Facility” and together with the 2028 Term Loan Facility, the “Term Loan Facilities”) and, to the extent of any remaining net proceeds, for general corporate purposes. See “Use of proceeds.”

The notes will be our senior unsecured obligations and will not be guaranteed by any of our subsidiaries. The notes will rank equally in right of payment with all our future senior, unsecured indebtedness and any indebtedness we may incur from time to time under the New Credit Agreement. The notes will effectively rank junior to all our future secured indebtedness, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange or automated dealer quotation system and there are no existing trading markets for the notes.

Investing in the notes involves risks. See the risks described under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement and under the heading “Risk Factors” in our periodic reports that we file with the Securities and Exchange Commission before investing in the notes.

	Per 2029 note	Total	Per 2031 note	Total	Per 2034 note	Total	Per 2054 note	Total
Public Offering Price(1)	99.962%	$999,620,000	99.874%	$998,740,000	99.689%	$996,890,000	99.502%	$547,261,000
Underwriting Discount	0.600%	$6,000,000	0.625%	$6,250,000	0.650%	$6,500,000	0.875%	$4,812,500
Proceeds, before expenses, to us(1)	99.362%	$993,620,000	99.249%	$992,490,000	99.039%	$990,390,000	98.627%	$542,448,500

(1)	Plus accrued interest, if any, from December 5, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about December 5, 2024, which is the tenth business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+10” ). See “Underwriting.”

Joint book-running managers

J.P. Morgan	BofA Securities	Morgan Stanley
Citigroup		Goldman Sachs & Co. LLC

Co-managers

BNP PARIBAS	MUFG	Scotiabank

The date of this prospectus supplement is November 20, 2024.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the headings “Where You Can Find Additional Information” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation by Reference” in the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not, and the underwriters have not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the information incorporated by reference in such documents. We and the underwriters do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you is accurate only as of the date of this prospectus supplement, the accompanying prospectus or any such free writing prospectus or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “AppLovin,” the “issuer,” the “Company,” “we,” “us,” and “our” refer to AppLovin Corporation and its subsidiaries. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. References to “$” and “dollars” are to United States dollars. References to “GAAP” are to accounting principles generally accepted in the United States.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the offering of the notes in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the federal securities laws. All statements contained in this prospectus supplement and the documents incorporated by reference, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about our expectations regarding:

•	our future financial performance, including our expectations regarding our revenue, cost of revenue, and operating expenses, and our ability to achieve or maintain future profitability;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	our ability to maintain the security and availability of our AppLovin Software Platform and AppLovin Apps;

•	our expectations regarding the effects of existing and developing laws and regulations, including with respect to taxation, privacy, data protection and AI;

•	our ability to attract and retain employees and key personnel;

•

our expectations regarding the macroeconomic environment, inflation and high interest rates, uncertainty in the global banking and financial services markets, political uncertainty and international conflicts around the world;

•	our ability to successfully expand our AI capabilities to support the further development of our Software Platform, including our advertising recommendation engine, AXON;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to manage risk associated with our business;

•	the demand for our AppLovin Software Platform and AppLovin Apps;

•	our expectations concerning relationships with third parties;

•	our ability to attract and retain clients and users;

•	our ability to develop new products, features, and enhancements for our AppLovin Software Platform and to launch or acquire new AppLovin Apps and successfully monetize them;

•	our ability to compete with existing and new competitors in existing and new markets and offerings;

•	our ability to successfully expand into new markets;

•	our ability to successfully acquire and integrate companies and assets and to expand and diversify our operations through strategic acquisitions and partnerships;

•	our expectations regarding new and evolving markets;

•	our expectations and management of future growth;

•	our expectations regarding our share repurchase program, including future amounts available for repurchase;

•	our ability to develop and protect our brand;

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•	the effects of this offering; and

•	the anticipated use of the net proceeds from this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the documents incorporated by reference herein. Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein primarily on our expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus supplement and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, partnerships, mergers, dispositions, joint ventures, or investments we may make.

These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

TRADEMARKS

We have proprietary rights to trademarks, service marks and trade names used or incorporated by reference in this prospectus supplement, which are important to our business and protected through applicable intellectual property laws. Solely for convenience, trademarks, service marks and trade names used in this prospectus supplement or in the documents incorporated herein by reference may appear without the “®” or “TM” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable third parties to whom certain of our intellectual property rights are licensed. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the documents incorporated herein by reference is the property of its respective holder.

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NON-GAAP FINANCIAL MEASURES

This prospectus supplement includes certain financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow (each, as defined herein), that, in each case, are not recognized under GAAP. Management utilizes these non-GAAP financial measures to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to those of our competitors. We believe these non-GAAP financial measures provide useful supplemental information to investors and allow for greater transparency, facilitate comparisons to our prior periods and to our competitors’ results and assist in forecasting performance for future periods.

It is important to note that non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Further, there are no specific rules or regulations for determining non-GAAP financial measures, and as such, the non-GAAP financial measures presented in this prospectus supplement may not be directly comparable to similarly titled measures presented by other companies. Investors should carefully review the reconciliations to the most comparable GAAP measures and the specific adjustments made by management to derive the non-GAAP measures. See “Summary—Non-GAAP financial measures.” Investors are encouraged to review this information carefully and consider it alongside the GAAP measures presented for a more comprehensive understanding of the Company’s financial performance.

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SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, you should read this entire prospectus supplement, including our consolidated financial statements and the related notes thereto, the section titled “Risk factors,” our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the section titled “Risk Factors,” our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024 and September 30, 2024, including the sections therein titled “Risk Factors,” and our consolidated financial statements and the related notes thereto, which Annual Report and Quarterly Reports are incorporated by reference in this prospectus supplement, and the other documents incorporated by reference in this prospectus supplement, before making a decision whether to invest in the notes.

Overview

Our mission is to create meaningful connections between companies and their ideal customers. Our software platform provides end-to-end software and artificial intelligence-powered (“AI”) solutions for businesses to reach, monetize and grow their global audience (“Software Platform”). We also operate a portfolio of owned mobile apps (“Apps”). Our scaled business model sits at the nexus of the advertising ecosystem, which creates a durable competitive advantage that has fueled our clients’ success and our strong growth.

AppLovin is critical to the success of advertisers seeking to solve marketing and monetization challenges. Through our technologies and scaled distribution, advertisers are able to better place content so that it is discovered by the right audience, manage, optimize, and analyze their marketing investments, and improve the monetization of their content. Our Software Platform includes a comprehensive suite of tools including:

•

AppDiscovery, our marketing software solution, is the cornerstone of our Software Platform, augmented by our rapidly growing MAX monetization solution. AppDiscovery is powered by AXON, our AI-powered advertising engine, and matches advertiser demand with publisher supply through auctions at vast scale and at microsecond-level speeds.

•

MAX is our monetization solution, utilizing an advanced in-app bidding technology that optimizes the value of a publisher’s advertising inventory by running a real-time competitive auction, driving more competition, and higher returns for publishers.

•	Adjust is our measurement and analytics marketing platform which provides marketers with the visibility, insights, and data needed to scale their apps marketing and drive more informed results.

•

Wurl is our connected TV (“CTV”) platform that both distributes streaming video for content companies and provides advanced advertising and publishing solutions to attract viewers and maximize revenue.

We generate our revenue from our Software Platform and our Apps. As more advertisers use our Software Platform to market and monetize their content, we gain access to more data regarding users and user engagement, further strengthening our scaled distribution. As our distribution grows, we gain better insights for our AXON recommendation engine, which then further enhances our Software Platform. Our Apps consist of a globally diversified portfolio of over 200 free-to-play mobile games across five genres, run by ten studios, some of which we own and others that we partner with. Our studios generally focus on the development of easy to learn and play games, which appeal to a broad range of demographics, but our portfolio also includes several games for other genres.

We report our operating results through two reportable segments: Software Platform and Apps. These segments align with how our Chief Operating Decision Maker allocates resources, makes operating decisions, and manages and assesses the performance of our business.

AppLovin Software Platform

Our comprehensive, end-to-end Software Platform delivers value by helping companies scale their businesses and maximize their revenue. Specifically, our Software Platform, which is powered by AXON, our AI-based recommendation engine, enables advertisers to automate their marketing, engagement, and monetization efforts in three core ways. First, we provide marketing technology that allows advertisers to reach more of the most suitable users with personalized content in order to increase the number of users who download and engage with their content. Second, we provide advertisers with monetization and analytics technology to maximize the value of their advertising inventory by obtaining a high price for each impression. Third, we provide developers a set of capabilities to optimize their apps and help streamline their businesses. Additionally, we have entered the CTV advertising market with the integration of Wurl.

Our Software Platform also enables publishers to leverage real-time auctions that optimize the value for each impression, while simultaneously enabling them to attain an attractive value for each of the impressions from their advertising inventory. When these mutually reinforcing elements of our Software Platform are combined, it creates a robust and successful marketing and monetization engine that both sells attractive advertising inventory to advertisers while monetizing it for publishers.

Our Software Platform is delivered through an integrated and seamless user interface, which provides the following benefits to advertisers:

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Reach and attract users at scale: Our Software Platform reaches approximately 1.4 billion users per day, enabling developers to target and find the right users for their content worldwide. Advertisers are able to set their user acquisition and revenue goals to target the most relevant, highest value users.

•

Maximize monetization of engagement: Advertisers use our Software Platform to generate incremental revenue by maximizing the monetization of their ad inventory. Our tools operate at microsecond-level speeds and at vast scale to enhance monetization for developers while preserving the end user experience.

•

Leverage proprietary data and insights: Advertisers benefit from accessing comprehensive real-time insights through our customized user dashboards, helping them optimize campaigns, improve user engagement, and manage their return on investment.

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Automate time consuming and manual processes: Our Software Platform automates marketing and monetization, allowing advertisers to focus on improving their content rather than managing complex go-to-market processes manually.

•

Seamlessly adapt to industry innovation: Our Software Platform is continuously updated as the advertising ecosystem evolves. Advertisers on our Software Platform benefit from this ongoing advancement and optimization and are able to rapidly adapt to industry changes in marketing and monetization without losing focus on content creation.

Our Software Platform is primarily made up of four key solutions: AppDiscovery, MAX, Adjust, and Wurl.

AppDiscovery:

AppDiscovery is a suite of marketing solutions that enables developers to automate, optimize, and manage their marketing efforts. AppDiscovery is powered by AXON’s predictive algorithms to enable advertisers to match their apps to users that are more likely to download them. This form of personalized advertising focuses on the end user, enabling the advertisers to find the right users and delivering to users more of what they are likely to be interested in. Advertisers are not only able to attract users that download, but also find a high volume of users that stay and engage with their apps for greater retention and ultimately, increased opportunities for better monetization. Revenue from AppDiscovery comprises a vast majority of revenue from our Software Platform.

With AppDiscovery, advertisers can define the framework of their campaigns in the following ways:

•	Reach: Advertisers identify what they are willing to pay to acquire their target users. Our technology finds the users at that value who are most likely to download and engage with the app.

•	Global scale: Advertisers can choose to connect with users in different regions around the world, and our technology suggests the best locations based on their parameters.

•

Retain and engage: Our system is built around optimizing to the advertisers revenue so our algorithms automatically adjust based on the likelihood users will engage. Our clients can analyze by retention periods from initial app download onwards, so that advertisers understand the effectiveness of their marketing investments.

•	Targeted returns: Advertisers set their goals and target return on ad sales and our algorithms adjust cost and campaign specifics to meet them.

AppDiscovery includes the following features:

•	Advanced campaign management: An interface to create, manage, and automatically optimize campaigns based on return on ad sales goals.

•	Real-time analytics: An interface to see results and optimize against them with our ROI-based analytics environment.

•

Lifetime Value (“LTV”) reporting: A tool that breaks down campaign results by source and location, allowing advertisers to make real-time, informed decisions about the value and longevity of their campaigns.

•

High quality and quantity creatives: Advertisers can make and test as many creatives as needed. They also have access to our in-house creative team, SparkLabs, for expert ad creation and testing strategies.

MAX:

MAX is our in-app bidding software that optimizes the value of publishers’ advertising inventory by running a single unbiased, real-time competitive auction, driving more competition and higher returns for publishers. MAX auctions are more effective than historical tools and approaches because MAX yields more targeted users for advertisers and enables publishers to achieve better competitive prices for each impression. Many developers who integrate MAX have experienced a measurable increase in their average revenue per daily active user (“ARPDAU”) over traditional monetization tools and save countless hours because they are able to automate manual monetization work through its advanced feature set. As a result, MAX has become the preferred in-app bidding solution for many publishers worldwide, helping drive meaningful growth and momentum for AppLovin.

MAX includes the following features:

•

Advanced in-app bidding technology: MAX’s competitive auctions happen in real time with most bidding platforms in the industry bidding simultaneously for developers’ inventory at high volume. The competitive global demand helps maximize average revenue per user on each impression with many developers experiencing a measurable increase when moving to MAX.

•	Automated monetization: MAX saves developers time through its extensive suite of APIs for automation.

•	Ad quality assurance and review: MAX drives superior user experience with exclusive features that automatically flag risky content to keep developers’ brands safe.

•	Powerful insights: MAX helps developers better understand the LTV for each user and increase revenue to maximize yield for each ad opportunity.

Adjust

Adjust is our measurement and analytics marketing platform which provides the visibility, insights, and tools marketers need to grow their apps from early stage to maturity. Our software-as-a-service (“SaaS”) platform is an end-to-end solution for optimizing ad performance and maximizing returns, powered by accurate attribution data and in-depth reporting that are essential for meeting business goals. Adjust allows clients to better understand their users’ journey while allowing marketers to make smarter decisions through measurement, attribution, and fraud prevention.

The Adjust product solutions allow customers to benefit from the following key features:

•	Impact through measurement: Drive results faster with accurate, timely measurement on marketing and ad spend across channels.

•	Insights through real-time data and reports: Easily share timely, actionable insights with stakeholders to drive their business forward.

•	Strategic growth with automated attribution solutions: Scale profits with automated solutions that attribute sources and help customers work smarter and accomplish more.

Wurl

Wurl is our connected TV (“CTV”) platform which distributes streaming video for content companies and provides advertising and publishing solutions to maximize advertising revenue, grow their CTV viewership, and strengthen their brand value. Wurl focuses on driving the streaming industry forward with market-leading solutions that help connect the right viewers to the right content. It brings data-driven advertising and measurement to Connected TV. The technology helps companies engage with the highest-value viewers, and ultimately increase their revenue.

Wurl has built the following products to meet their customers’ needs:

•	AdPool: is a monetization solution that connects CTV supply with top advertisers and access to exclusive demand.

•	ContentDiscovery: is an advertising solution that grows audiences, increases engagement, and reduces churn for streaming platforms and apps.

•	Global FAST Pass (GFP): is a distribution solution that makes it easy to launch Free Ad-supported Streaming TV channels.

AppLovin Apps

Today, our Apps consist of a globally diversified portfolio of over 200 free-to-play mobile games across five genres, run by ten studios located worldwide with a deep bench of talented developers. Our studios have developed and published games across a number of genres including: casual, match-three, card/casino, midcore, and hyper-casual. A large portion of our portfolio are casual, match-three and card/casino games that have a lower risk of development and generally have more predictable revenue streams and return. These games can be played a few minutes at a time and appeal to a wide range of users across many highly attractive demographics. Our studios leverage live ops to quickly iterate and increase in-game monetization by optimizing app economies and improving in-game conversion on items and offers. The studios operating our portfolio of Apps utilize our Software Platform to market, scale, and monetize our Apps.

Our Strategy for Growth

We have a comprehensive strategy to continue our growth and further enhance our market position in the advertising ecosystem.

•	Existing market expansion: We continue to have an attractive market opportunity within our current mobile app segment, which we intend to address through the optimization of our Software Platform.

•

Enhance and extend AI-based technologies: As we increase our scale and reach, we benefit from compounding improvements to AXON, our AI-powered advertising engine, which in turn improves the efficacy and growth of our Software Platform solutions.

•	New market expansion: We are confident our technology and expertise are applicable to other market segments and geographies we do not currently address, including:

•

Non-gaming mobile app segments and industries: One of our long-term objectives is to provide critical tools to mobile app developers across multiple verticals, including, for example, e-commerce and social media.

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Other content industries: We believe our deep expertise and capabilities will allow us to successfully apply our solutions to tangential sectors, including with mobile OEMs and carriers through our Array product initiative, as well as the growing CTV industry through our 2022 acquisition of Wurl, LLC. We continue to expand our CTV business through the addition of new content advertisers and supply channels as well as through the application of AXON to CTV.

•	Industry partnerships: We plan to further invest in our sales and marketing teams to increase penetration among new and existing clients, including in expansion markets we are targeting.

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Attracting and retaining the best talent: Our employees are at the core of our technology and success. We intend to continue to invest in attracting and retaining exceptional talent who share our values and will drive our future growth.

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Pursue strategic investments and partnerships: Given our proven track record in strategic transactions, and our long-standing relationships with key industry players, we have earned a reputation as a partner of choice, and will continue to consider and leverage strategic acquisitions, partnerships, and investment opportunities to accelerate our growth.

Our Customers and Developer Community

Our globally diverse customers range from the largest enterprises to small and independent businesses and individuals across a variety of industries. Our customers comprise multiple groups within the advertising ecosystem including advertisers leveraging our platform to find users and advertising networks using our mediation solution to purchase advertising inventory. Our Apps also work with advertising networks who purchase advertising inventory and consumers who purchase in-app products. We also work with the mobile app publisher community who leverage our mediation solution to monetize their inventory. The scale and breadth of our customers in terms of size and industry provides us with a competitive advantage.

Competition

We operate in a fragmented advertising ecosystem composed of divisions of large, well-established companies as well as privately-held companies. The large companies in our advertising and mobile app ecosystems may play multiple different roles given the breadth of their businesses.

•

Advertisers typically engage with several advertising platforms and networks to purchase advertisements on mobile apps, devices, and on CTV, looking to optimize their marketing investments. Such advertising platform companies vary in size and include players such as Facebook, Google, Amazon, and Unity Software, as well as various private companies. Several of these platforms, including Facebook, Google, Amazon, and Unity Software, are also our partners and clients.

•

There are many companies that develop online and mobile games and other mobile apps. The larger gaming companies in our gaming ecosystem include Activision Blizzard (Microsoft), Tencent, and Zynga (Take-Two Interactive), as well as other public and private companies. Many of these companies are also our partners and clients. We also expect new developers to enter the market and existing companies to allocate more resources to develop and market more mobile games and apps.

We believe that the principal competitive factors in our market are:

•	the ability to enhance and improve technologies and offerings;

•	knowledge, expertise, and experience in the advertising ecosystem;

•	relationships with third parties in the advertising ecosystem;

•	the ability to reach and target a large number of users;

•	the ability to identify and execute on strategic transactions;

•	the ability to successfully launch and monetize mobile apps;

•	the pricing and perceived value of offerings;

•	brand and reputation; and

•	ability to expand into new offerings and geographies.

We believe we compete favorably with respect to these factors.

Company information

We were incorporated under the laws of the state of Delaware in July 2011. Our principal executive offices are located at 1100 Page Mill Road, Palo Alto, California 94304, and our telephone number is (800) 839-9646. Our website address is www.applovin.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus.

Recent Developments

Concurrent Refinancing Transaction

Our existing credit agreement, with Bank of America, N.A., as administrative agent, and certain other financial institutions, as lenders (the “Existing Credit Agreement”), includes a $1,463.75 million senior secured term loan facility, maturing in October 2028 (the “2028 Term Loan Facility”), a $2,092.50 million senior secured term loan facility, maturing in August 2030 (the “2030 Term Loan Facility”), and a revolving credit facility providing for borrowings up to $610 million, with commitments expiring and loans maturing in June 2028 (the “Secured Revolving Credit Facility”).

We intend to use the net proceeds of this offering to repay in full each of our 2028 Term Loan Facility and 2030 Term Loan Facility and, to the extent of any remaining net proceeds, for general corporate purposes. We intend to terminate the Secured Revolving Credit Facility in connection with the closing of this offering. See “Use of proceeds.”

In addition, concurrently with the closing of the offering of the notes, we expect to enter into a new credit agreement, with JPMorgan Chase Bank, N.A., as administrative agent and certain financial institutions, as lenders (the “New Credit Agreement”), which will include a five-year unsecured revolving credit facility providing for borrowings up to $1,000 million, (the “Unsecured Revolving Credit Facility”) for which we have received customary syndication commitments from the lenders for the full amount of the revolving credit facility (the “Concurrent Refinancing Transaction”). Following the Concurrent Refinancing Transactions, we expect all amounts owed under the Existing Credit Agreement will be repaid in full and all commitments with respect thereof shall have been terminated and all guarantees and liens in respect thereof shall have been released.

The offering of the notes is not conditioned upon the termination of the Secured Revolving Credit Facility or the entry into the New Credit Agreement.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the securities offered hereby, see the “Description of notes” section in this prospectus supplement.

Issuer	AppLovin Corporation, a Delaware corporation.

Notes offered	$1,000,000,000 aggregate principal amount of 5.125% senior notes due 2029 (the “2029 notes”).

$1,000,000,000 aggregate principal amount of 5.375% senior notes due 2031 (the “2031 notes”).

$1,000,000,000 aggregate principal amount of 5.500% senior notes due 2034 (the “2034 notes”).

$550,000,000 aggregate principal amount of 5.950% senior notes due 2054 (the “2054 notes”, collectively with the 2029 notes, the 2031 notes and the 2034 notes, the “notes”).

Maturity dates	The 2029 notes will mature on December 1, 2029.

The 2031 notes will mature on December 1, 2031.

The 2034 notes will mature on December 1, 2034.

The 2054 notes will mature on December 1, 2054.

Interest	The 2029 notes will bear interest from December 5, 2024 at the rate of 5.125% per annum.

The 2031 notes will bear interest from December 5, 2024 at the rate of 5.375% per annum.

The 2034 notes will bear interest from December 5, 2024 at the rate of 5.500% per annum.

The 2054 notes will bear interest from December 5, 2024 at the rate of 5.950% per annum.

Interest payment dates	Interest on the 2029 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2025.

Interest on the 2031 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2025.

Interest on the 2034 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2025.

Interest on the 2054 notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2025.

Guarantees	None.

Optional redemption

At any time before the applicable par call date of each series of notes, we may redeem some or all of such series of notes at a price equal to 100% of their principal amount plus a “make-whole” premium, plus accrued and unpaid interest, if any to, but excluding the applicable date of redemption, as described under the heading “Description of notes—Optional redemption.”

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all our future senior unsecured indebtedness and will:

•	effectively rank junior to all our future secured indebtedness, to the extent of the value of the assets securing such indebtedness;

•	be structurally subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, and preferred stock of our subsidiaries;

•	rank equal in right of payment to all of our existing and future senior indebtedness, including our obligations under the New Credit Agreement; and

•	rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes.

As of and for the twelve months ended September 30, 2024:

•

on an as adjusted basis after giving effect to the issuance of the notes, the repayment in full of each of the Term Loan Facilities and the Concurrent Refinancing Transaction, we would have had approximately $3,550 million of indebtedness for borrowed money (none of which is secured) and $1,000 million available in undrawn commitments under the Unsecured Revolving Credit Facility; and

•

our subsidiaries had approximately $495.3 million of total liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

Change of control repurchase event

Upon the occurrence of a “change of control repurchase event,” the holders of the notes may require us to repurchase all or part of their notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes to be repurchased plus any accrued and unpaid interest on such notes to, but excluding, the repurchase date. A “change of control repurchase event” means the occurrence of both a change of control and a ratings event. See “Description of notes— Purchase of notes upon a change of control repurchase event.”

Covenants	The indenture governing the notes will contain covenants limiting our ability and the ability of our restricted subsidiaries to:

•	create liens on certain assets to secure debt;

•	enter into certain sale and leaseback transactions; and

•	with respect to us, consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of our assets to, another person.

However, these covenants are subject to a number of important limitations and exceptions. See “Description of notes—Certain covenants”. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to certain of our assets.

Use of proceeds

We intend to use the net proceeds from this offering to repay in full each of our Term Loan Facilities and, to the extent of any remaining net proceeds, for general corporate purposes. See “Use of proceeds” in this prospectus supplement.

Risk factors

Investing in our notes involves risk. See “Risk factors” in this prospectus supplement and “Risk Factors” in our most recent SEC filing included or incorporated by reference in this prospectus supplement before deciding to invest in any of the notes offered hereby.

Form of notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC.

Sinking Fund	None.

No Listing; Trading Markets

The notes will not be listed on any securities exchange or automated dealer quotation system. See “Risk factors—Risks related to the notes and our indebtedness—Your ability to transfer the notes may be limited by the absence of active trading markets, and there is no assurance that any active trading markets will develop for the notes” and “Underwriting—New issue of notes” in this prospectus supplement.

Trustee	Wilmington Trust, National Association.

Governing law	The notes and the indenture pursuant to which we will issue the notes will be governed by the laws of the State of New York.

Summary Consolidated Financial and Other Data

The following tables set forth a summary of our historical consolidated financial data as of, and for the periods ended on, the dates indicated. The consolidated statements of operations data for the years ended December 31, 2021, 2022 and 2023, and the consolidated balance sheet data as of December 31, 2022 and 2023, are derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The consolidated statements of operations data for the nine months ended September 30, 2023 and 2024, and the consolidated balance sheet data as of September 30, 2024, are derived from our unaudited consolidated financial statements incorporated by reference into in this prospectus supplement. The financial information for the twelve months ended September 30, 2024, is not required by or presented in accordance with GAAP, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations or our financial condition for any full year period or at any future date or period. You should read this data together with our consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly reports incorporated by reference in this prospectus supplement.

Our historical results are not necessarily indicative of our future results, and the results of operations for the nine months and twelve months ended September 30, 2024, are not necessarily indicative of the results to be expected for the full year ending December 31, 2024, or any other period. The summary consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	Nine months ended September 30,		Year ended December 31,
	2023	2024	2021	2022	2023
(in thousands)	(unaudited)		(audited)
Consolidated Statements of Operations:
Revenue	$2,329,826	$3,336,469	$2,793,104	$2,817,058	$3,283,087
Costs and expenses
Cost of revenue	785,584	846,354	988,095	1,256,065	1,059,191
Sales and marketing	607,755	634,547	1,129,892	919,550	830,718
Research and development	441,563	469,209	366,402	507,607	592,386
General and administrative	116,231	120,880	158,699	181,627	152,585

Total costs and expenses	1,951,133	2,070,990	2,643,088	2,864,849	2,634,880

Income (loss) from operations	378,693	1,265,479	150,016	(47,791)	648,207
Other income (expense):
Interest expense and loss on settlement of debt	(204,081)	(224,061)	(103,170)	(171,863)	(275,665)
Other income (expense) and other, net	27,062	19,463	(535)	14,477	8,028
Total other expense, net	(177,019)	(204,598)	(103,705)	(157,386)	(267,637)

Income (loss) before income taxes	201,674	1,060,881	46,311	(205,177)	380,570
Provisions for (benefit from) income taxes	17,196	80,309	10,973	(12,230)	23,859

Net Income (loss)	$184,478	$980,572	$35,338	$(192,947)	$356,711

	As of September 30,		As of December 31,
	2023	2024	2022	2023
(in thousands)	(unaudited)		(audited)
Consolidated Balance Sheets Data:
Cash and Cash Equivalents	$332,491	$567,596	$1,080,484	$502,152
Total assets	5,005,228	5,442,484	5,847,846	5,359,187
Long-term debt	2,912,302	3,474,456	3,178,412	2,905,906

	Last twelve months ended September 30,	Nine months ended September 30,		Year ended December 31,
	2024	2023	2024	2021	2022	2023
(in thousands)
Other financial data (unaudited):
Adjusted EBITDA(1)	$2,347,736	$1,026,503	$1,871,581	$726,814	$1,063,210	$1,502,658

Free cash flow(1)	$1,717,963	$697,329	$1,378,198	$345,190	$388,028	$1,037,094

(1)	Non-GAAP financial measure. See “— non-GAAP financial measures” below for a reconciliation to the most directly comparable GAAP measure.

Non-GAAP financial measures

Our management believes that each of the non-GAAP financial measures described below provides useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term trends of our business and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.

These non-GAAP measures are non-GAAP financial measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our Adjusted EBITDA and Adjusted EBITDA margin and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA for a particular period as net income (loss) before interest expense and loss on settlement of debt, other income (expense), net (excluding certain recurring items), provision for (benefit from) income taxes, amortization, depreciation and write-offs and as further adjusted for stock-based compensation expense, acquisition-related expense and transaction bonus, publisher bonuses, MoPub acquisition transition services, restructuring costs, impairment and loss in connection with the sale of long-lived assets, non-operating foreign exchange (gain) losses, and change in the fair value of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period.

The following table provides our Adjusted EBITDA and Adjusted EBITDA Margin for the twelve-months ended September 30, 2024, the nine months ended September 30, 2023 and 2024 and the years ended December 31, 2021, 2022 and 2023, as well as a reconciliation of Net Income to Adjusted EBITDA:

(in thousands, except percentages)	Last twelve months ended September 30,	Nine months ended September 30,		Year ended December 31,
	2024	2023	2024	2021	2022	2023
Net Income (loss)	$1,152,805	$184,478	$980,572	$35,338	$(192,947)	$356,711

Adjusted as follows:
Interest expense and loss on settlement of debt	295,645	204,081	224,061	103,170	171,863	275,665
Other income (expense), net(1)	1,390	(26,359)	(17,138)	(7,545)	(18,647)	(7,831)
Provision for (benefit from) income taxes	86,972	17,196	80,309	10,973	(12,230)	23,859
Amortization, depreciation and write-offs	439,954	369,897	320,843	431,063	547,084	489,008
Impairment and loss on disposal of long-lived assets	1,646	—	1,646	—	127,892	—

(in thousands, except percentages)	Last twelve months ended September 30,	Nine months ended September 30,		Year ended December 31,
	2024	2023	2024	2021	2022	2023
Non-operating foreign exchange gain	(1,224)	(1,159)	(1,159)	(1,537)	(164)	(1,224)
Stock-based compensation(2)	363,583	275,058	275,534	135,468	191,612	363,107
Transaction-related expense	932	995	880	16,887	21,279	1,047
Publisher bonuses(3)	—	—	—	3,227	209,635	—
MoPub acquisition transition services	—	—	—	—	6,999	—
Restructuring costs	6,033	2,316	6,033	—	10,834	2,316
Change in the fair value of contingent consideration	—	—	—	(230)	—	—

Adjusted EBITDA	$2,347,736	$1,026,503	$1,871,581	$726,814	$1,063,210	$1,502,658
Adjusted EBITDA margin	54.7%	44.1%	56.1%	26.0%	37.7%	45.8%

(1)	Excludes recurring operational foreign exchange gains and losses and write-off investments included in Amortization, depreciation and write-offs.
(2)	The twelve months ended December 31, 2021 includes $2.3 million of bonus compensation settled in stock outside of the scope of ASC 718.
(3)

In association with the MoPub acquisition, we incurred certain costs to incentivize publishers to migrate to our MAX mediation solution, including existing publishers of MoPub as well as publishers on other competitor offerings. We have not historically incurred significant publisher migration costs, nor do we currently intend to incur significant publisher migration costs in the future. As such, we have removed the impact of these costs from Adjusted EBITDA.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and principal payments of finance leases. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments. Our definition may differ from the definitions used by other companies and therefore comparability may be limited.

The following table provides our Free Cash Flow for the twelve-months ended September 30, 2024, nine months ended September 30, 2023 and 2024, and the years ended December 31, 2021, 2022 and 2023, as well as a reconciliation of net cash provided by operating activities to Free Cash Flow:

(in thousands)	Last twelve months ended September 30,	Nine months ended September 30,		Year ended December 31,
	2024	2023	2024	2021	2022	2023
Net cash provided by operating activities	$1,741,996	$717,522	$1,398,008	$361,851	$412,773	$1,061,510
Less:
Purchases of property and equipment	(4,530)	(4,002)	(4,286)	(1,390)	(662)	(4,246)
Principal payments of finance leases	(19,503)	(16,191)	(15,524)	(15,271)	(24,083)	(20,170)

Free Cash Flow	$1,717,963	$697,329	$1,378,198	$345,190	$388,028	$1,037,094

RISK FACTORS

An investment in our notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our most recent Annual Report on Form 10-K filed on February 26, 2024, our Quarterly Reports on Form 10-Q filed on May 8, 2024, August 7, 2024 and November 6, 2024 as well as the other information included or incorporated by reference in this prospectus supplement before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. Additionally, the information included or incorporated by reference into this “Risk factors” section are not guarantees that no conditions described in such information exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

Risks related to the notes and our indebtedness

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of September 30, 2024, after giving effect to this offering and the repayment in full of each of our Term Loan Facilities and the Concurrent Refinancing Transaction, we would have had approximately $3,550 million of indebtedness for borrowed money (none of which is secured) and $1,000 million in undrawn commitments under the Unsecured Revolving Credit Facility. Our indebtedness could have important consequences to the holders of the notes, including:

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions; and

•	increasing our cost of borrowing.

We may be unable to comply with financial or other restrictive covenants in our New Credit Agreement. In addition, the indenture that will govern the notes will contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

The indenture governing the notes will allow us and/or our subsidiaries to incur significantly more debt, which could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement.

The terms of the indenture governing the notes offered hereby and the agreements governing our New Credit Agreement will permit us and our subsidiaries to incur additional indebtedness, subject to the restrictions contained in our debt instruments, some of which may be secured. Additional debt may be necessary for many reasons, including to adequately respond to competition, to finance acquisitions of complementary businesses or for financial reasons alone. Our Unsecured Revolving Credit Facility will restrict our ability to incur additional indebtedness, including secured indebtedness, but if that facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness. Borrowings on terms that impose additional financial risks to our various efforts to improve our operating results and financial condition could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Unsecured Revolving Credit Facility and the notes offered hereby, depends on our financial condition and results of operations, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Unsecured Revolving Credit Facility and the notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture that will govern the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. In addition, we may be unable to comply with financial or other restrictive covenants in our New Credit Agreement or future financing facilities.

Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control.

Our subsidiaries own a substantial portion of our assets and conduct all of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.

Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available to us for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.

In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

We will have limited covenants in the indenture that will govern the notes.

The indenture that will govern the notes will include covenants that restrict our ability and the ability of our restricted subsidiaries to, among other things, incur liens, enter into certain sale and leaseback transactions and, with respect to us, consolidate or merge with, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all our assets, taken as a whole, to another person. Only our subsidiaries that have substantially all of their property located, or substantially all of their business conducted, in the United States will be deemed restricted subsidiaries that are subject to the aforementioned covenants. Moreover, the indenture that will govern the notes will not prohibit us or any of our restricted subsidiaries from transferring any property otherwise subject to the covenants limiting liens and sale and leaseback transactions to an unrestricted subsidiary, which would remove such property from the scope of those covenants. The covenants limiting liens and sale and leaseback transactions will only apply to a subset of our assets—generally, our United States real property and the equity interests in our United States subsidiaries—and will not apply to any of our current assets, intellectual property or related intangible assets, which constitute a significant portion of our assets. As of the date of this prospectus supplement, we and our subsidiaries only have a limited amount of assets that are subject to the scope of the covenants limiting liens and sale and leaseback transactions. These covenants will be subject to other important exceptions and qualification, which are described under “Description of notes.”

Moreover, the indenture that will govern the notes will not include a covenant restricting our ability to incur additional indebtedness, sell assets or issue capital stock in our subsidiaries (other than in the case of a sale of all or substantially all of our assets) or to pay dividends and make other distributions on, or redeem or repurchase, capital stock, or to make investments.

Furthermore, the indenture that will govern the notes will contain only limited protections upon the occurrence of a change of control repurchase event, as specified therein and further described under “Description of notes—Purchase of notes upon a change of control repurchase event.” We and our subsidiaries may engage in certain significant corporate events that will not constitute a “change of control,” such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture that will govern the notes will be issued will not restrict our ability to engage in or otherwise be party to a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the assets securing that indebtedness.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under our secured indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture that will govern the notes will not restrict us or any of our subsidiaries from incurring additional senior debt, and we may incur any such debt without any consent of holders of the notes. As a result, the holders of the notes may receive less, ratably, than the holders of secured indebtedness in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The notes are our obligations exclusively and not the obligations of any of our subsidiaries. Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of all of our subsidiaries such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will permit our subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. As of and for the twelve months ended September 30, 2024, our subsidiaries had approximately $495.3 million of total liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP).

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, together with accrued and unpaid interest, if any, to, but excluding, the purchase date. Additionally, a change of control repurchase event may constitute an event of default under our New Credit Agreement. The source of funds for any purchase of the notes and repayment of any other indebtedness that may be accelerated upon such change of control would be our available cash, cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control repurchase event because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control repurchase event and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches under future debt instruments, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings, financial condition or the value of the notes. See “Description of notes—Purchase of notes upon a change of control repurchase event.”

Your ability to transfer the notes may be limited by the absence of active trading markets, and there is no assurance that any active trading markets will develop for the notes.

The notes are new issues of securities with no trading history or established trading market. We will not apply to have the notes listed on any exchange or automated dealer quotation system and we cannot assure you that trading markets for the notes will ever develop or, if trading markets develop, that they will be maintained or provide adequate liquidity, that holders will be able to sell any of the notes at a particular time (if at all) or that the prices holders receive if or when they sell the notes will be above their initial offering prices. The underwriters of the notes have advised us that they intend to make a market in the notes of each series, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes of each series and, if commenced, they may discontinue their market-making activities at any time without notice.

Therefore, an active market for the notes may not develop or be maintained, which would adversely affect the market prices and liquidity of the notes. In such case, the holders of the notes may not be able to sell their notes at a particular time or at favorable prices. If trading markets were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	the number of holders of notes;

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

Even if active trading markets for the notes do develop, there is no guarantee that they will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Changes in our credit ratings may adversely affect your investment in the notes.

The major debt rating agencies will routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the notes in this offering will be approximately $3,507.6 million after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay in full each of our Term Loan Facilities and, to the extent of any remaining net proceeds, for general corporate purposes. See “Description of other indebtedness” and “Plan of distribution.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents, as well as our capitalization as of September 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis to reflect this offering and application of the net proceeds therefrom (after deducting the underwriters’ discounts and estimated offering expenses payable by us) as described in “Use of proceeds.”

This table should be read in conjunction with our consolidated financial statements and related notes from our most recent Quarterly Report on Form 10-Q, which is incorporated by reference in this prospectus supplement.

	As of September 30, 2024
	Actual	As adjusted (in thousands)
Cash & cash equivalents	$567,596	$536,699

Debt
Secured Revolving Credit Facility(1)	$—	$—
Term Loan due 2028(2)	$1,456,431	$—
Term Loan due 2030(2)	$2,082,038	$—

Total secured debt	$3,538,469	$—

Unsecured Revolving Credit Facility(3)	$—	$—

Senior Notes offered hereby:(4)
5.125% Senior Notes due 2029	$—	$1,000,000
5.375% Senior Notes due 2031	$—	$1,000,000
5.500% Senior Notes due 2034	$—	$1,000,000
5.950% Senior Notes due 2054	$—	$550,000

Total unsecured debt	$—	$3,550,000

Total long-term debt	$3,538,469	$3,550,000

Total stockholders’ equity	$938,206	$938,206

Total capitalization(5)	$4,476,675	$4,488,206

(1)	As of September 30, 2024, we had undrawn availability of $604 million under the Secured Revolving Credit Facility (reflecting $6 million of issued but undrawn letters of credit).
(2)	As-adjusted column reflects repayment in full of our 2028 Term Loan Facility and our 2030 Term Loan Facility with the proceeds from this offering.
(3)

As of the date hereof, we have received customary syndication commitments from the lenders for the full amount of the Unsecured Revolving Credit Facility. After giving effect to the Concurrent Refinancing Transaction, we will have $1,000 million in undrawn commitments under the Unsecured Revolving Credit Facility.

(4)	Reflects the aggregate principal amount of the notes offered hereby.
(5)	Excludes obligations under our equipment financing leases.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of the other indebtedness we expect to be outstanding following this offering of notes after giving effect to the Concurrent Refinancing Transaction. This summary does not purport to be complete. We summarize below what we expect will be the principal terms of the New Credit Agreement. As the final terms of the New Credit Agreement have not yet been agreed upon, the final terms may differ from those set forth herein and such differences may be significant.

Unsecured Revolving Credit Facilities

Following the consummation of this offering, in connection with the Concurrent Refinancing Transaction, we expect to enter into a new unsecured credit agreement, with JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions, as lenders (the “New Credit Agreement”), which will include a five-year unsecured revolving credit facility providing for borrowings up to $1,000 million (the “Unsecured Revolving Credit Facility”) for which we have customary syndication commitments from the lenders for the full amount of the Unsecured Revolving Credit Facility.

We expect AppLovin Corporation to be the borrower under the Unsecured Revolving Credit Facility, and that the Unsecured Revolving Credit Facility will not be guaranteed by any of our subsidiaries.

Maturity and Prepayments

The New Credit Agreement will have an initial five-year maturity (subject to two additional one-year extensions at our option with terms to be agreed upon with the lenders thereto). The New Credit Agreement also provides for an uncommitted accordion feature that allows the Company to request an increase in commitments under the Unsecured Revolving Credit Facility by up to $1,000 million.

We may voluntarily repay outstanding loans under the New Credit Agreement in minimum amounts and terms to be agreed upon with the lenders thereto, subject to prior written notice, minimum amount requirements and customary “breakage” costs. Amounts prepaid under the Unsecured Revolving Credit Facility may subsequently be reborrowed.

Interest Rate and Fees

Borrowings under the New Credit Agreement will bear interest, with respect to U.S. Dollar borrowings, based on our election of either (1) a base rate equal to the highest of (i) the prime rate then in effect, (ii) the federal funds rate, plus 0.500% and (iii) the Term SOFR rate for a one-month interest period, plus 1.100%, in each case subject to a 1.000% floor, plus an Applicable Margin or (2) the Term SOFR rate for the applicable interest period plus the Applicable Margin plus 0.100%. The Applicable Margin in connection with base rate borrowings will range, based on the applicable public debt credit rating of the Company, from 0.125% to 1.000%. The Applicable Margin in connection with Term SOFR rate borrowings will range, based on the applicable public debt credit rating of the Company, from 1.125% to 2.000%. The fee for unused commitments under the Unsecured Revolving Credit Facility will range, based on the applicable public debt credit rating of the Company, from 0.100% to 0.325%.

Certain Covenants

The New Credit Agreement will include usual and customary provisions for unsecured revolving credit agreements of this type, including covenants limiting, with certain exceptions (1) incurrence of indebtedness by our subsidiaries, (2) liens, (3) fundamental changes and (4) sale and leaseback transactions; provided that the foregoing covenants will allow for subsidiary indebtedness, liens and attributable debt in respect of outstanding sale and leaseback transactions in an aggregate amount of up to the greater of (i) 15% of Consolidated Total

Assets and (ii) $1,000 million. In addition, the New Credit Agreement will require that we maintain a ratio of Consolidated Total Debt to Consolidated EBITDA (each as defined in the New Credit Agreement) not to exceed 3.50 to 1.00 that shall be tested as of the end of any fiscal quarter for the four quarter period ending on such date, provided that at the option of the Company in connection with an acquisition in which the aggregate cash consideration therefor exceeds $1,500 million, such ratio may be increased to 4.00 to 1.00 for the fiscal quarter in which such acquisition occurs and the three fiscal quarters thereafter.

DESCRIPTION OF NOTES

The following is a description of the $1,000,000,000 aggregate principal amount of 5.125% Senior Notes due 2029 (the “2029 Notes”), the $1,000,000,000 aggregate principal amount of 5.375% Senior Notes due 2031 (the “2031 Notes”), the $1,000,000,000 aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 Notes”) and the $550,000,000 aggregate principal amount of 5.950% Senior Notes due 2054 (the “2054 Notes” and, collectively with the 2029 Notes, the 2031 Notes and the 2034 Notes, the “Notes”). The Notes will be issued by AppLovin Corporation, a Delaware corporation (the “Company”). Unless otherwise indicated, for all purposes of this “Description of Notes,” references to the Notes are references to the Notes offered hereby taken together. Although for convenience the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes are collectively referred to as the “Notes,” each will be issued as a separate series of debt securities. The Notes will be issued under an indenture, to be dated as of the Issue Date, between us and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by one or more supplemental indentures relating to the Notes (the indenture, as so supplemented, the “Indenture”).

The following is a summary of the material provisions of the Indenture and the Notes. This “Description of Notes” supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Debt Securities” included in the accompanying prospectus. The terms of the Notes include those expressly set forth in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

Capitalized terms used in this “Description of Notes” that are not defined in this prospectus supplement have the meanings given to them in the Indenture. For purposes of this section of this prospectus supplement, references to “we,” “us” and “our” are to AppLovin Corporation and not to any of its subsidiaries.

General

The Notes will have the following basic terms:

•

the Notes will be our general, senior, unsecured obligations and will rank equally in right of payment with all of our existing and future senior, unsecured indebtedness, including any indebtedness we may incur from time to time under our New Credit Agreement;

•	the Notes will be effectively subordinated in right of payment to all our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	the Notes will be senior in right of payment to any of our indebtedness that is subordinated to the Notes;

•

the Notes will be structurally subordinated to all indebtedness of our subsidiaries. As of September 30, 2024, our subsidiaries had approximately $495.3 million of total liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated;

•

the 2029 Notes will initially be limited to $1,000,000,000 aggregate principal amount, the 2031 Notes will initially be limited to $1,000,000,000 aggregate principal amount, the 2034 Notes will initially be limited to $1,000,000,000 aggregate principal amount and the 2054 Notes will initially be limited to $550,000,000 aggregate principal amount (in each case, subject to our right to issue additional notes as described under “—Further issuances” below);

•

the 2029 Notes will accrue interest at a rate of 5.125% per annum, the 2031 Notes will accrue interest at a rate of 5.375% per annum, the 2034 Notes will accrue interest at a rate of 5.500% per annum and the 2054 Notes will accrue interest at a rate of 5.950% per annum;

•

the 2029 Notes will mature on December 1, 2029, the 2031 Notes will mature on December 1, 2031, the 2034 Notes will mature on December 1, 2034 and the 2054 Notes will mature on December 1, 2054, in each case, unless redeemed or repurchased prior to such date;

•

interest will accrue on the 2029 Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the 2029 Notes), payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025;

•

interest will accrue on the 2031 Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the 2031 Notes), payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025;

•

interest will accrue on the 2034 Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the 2034 Notes), payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025;

•

interest will accrue on the 2054 Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the 2054 Notes), payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025;

•	we may redeem each series of Notes prior to its maturity, in whole or in part, as described under “—Optional redemption” below;

•

we may be required to repurchase each series of Notes, in whole or in part, at your option, in connection with the occurrence of a “change of control repurchase event” with respect to such series of Notes as described under “—Purchase of Notes upon a change of control repurchase event” below;

•	the Notes will be issued in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•

the Notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by Notes in definitive form. See “Book-Entry Settlement and Clearance”; and

•	the Notes will be exchangeable and transferable at the office or agency maintained by us for such purposes (which initially will be the corporate trust office of the Trustee).

We do not intend to list the Notes on any securities exchange or include the Notes in any automated quotation system. The Notes will not be subject to any sinking fund.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), purchase Notes in the open market, negotiated transactions or otherwise, for our account or for the account of one or more of our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a company order to cancel such Notes, and they will no longer be considered “outstanding” under the Indenture upon their surrender to the Trustee for cancellation.

Certain definitions

The Indenture will contain the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of the Property (as determined in good faith by our board of directors)

subject to such transaction, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) and (ii) the present value assuming no such termination.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its subsidiaries on a consolidated basis as shown on or reflected on our most recent internal consolidated balance sheet, including relevant footnotes thereto (without duplication), prepared in accordance with GAAP, after giving effect to any acquisitions or dispositions occurring subsequent to the date of such balance sheet.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

•	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

•	other agreements or arrangements designed to manage interest rates or interest rate risk;

•	other agreements or arrangements designed to protect against fluctuations in equity prices; and

•	other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“indebtedness” means, with respect to any person on any date of determination, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments but not including Non-recourse Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Issue Date” means the first date on which the Notes are issued under the Indenture.

“Lien” means any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement and any lease in the nature thereof); provided, however, that in no event shall any lease not required to be accounted for as a financing lease or an accounting lease in accordance with GAAP in effect on the Issue Date (including any operating lease) be deemed to constitute a Lien.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any direct or indirect subsidiaries of ours or (2) the financing of a project involving the development or expansion of our properties or any direct or indirect subsidiaries of ours, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any direct or indirect subsidiary of ours or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means (i) any real property or any permanent improvement thereon owned by us or any of our restricted subsidiaries located in the United States, except such as our management determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our restricted subsidiaries taken as a whole) not to be of material importance to the business of us and our restricted subsidiaries, taken as a whole, and (ii) the capital stock of any United States subsidiary that is owned by us or any of our restricted subsidiaries, in the case of each of clause (i) and (ii), whether now owned or hereafter acquired.

“restricted subsidiary” means a subsidiary of ours of which substantially all of its property is located, or substantially all of its business is conducted, in the United States that owns any Property, other than any of the Company’s less than 80%-owned subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“subsidiary” of any specified person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof.

Interest

Each series of Notes will begin to accrue interest from the date on which it is originally issued. Interest on each series of Notes will be paid to the persons in whose name the Notes are registered at the close of business on the record date immediately preceding the relevant interest payment date. Interest on each series of Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

As used in the Indenture, the term “business day” means, with respect to each series of Notes, any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York or the place of payment are authorized or required by law to close.

If any interest payment date, redemption date, repayment date or stated maturity of any series of Notes falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption of such series of Notes, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, or stated maturity, as the case may be, to the date of such payment.

Payment

If any series of Notes are no longer represented by a global note, payment of interest on certificated Notes in definitive form may, at our option, be made by (i) check mailed directly to holders of such series at their registered addresses, or (ii) upon written request of any holder of at least $5,000,000 principal amount of such series of Notes, wire transfer to an account located in the United States maintained by such holder.

Ranking

The Notes will be our senior, unsecured obligations and will rank equally in right of payment with all our future senior, unsecured indebtedness and any indebtedness we may incur from time to time under the New Credit Agreement. The Notes will effectively rank junior to all our future secured indebtedness, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness of our subsidiaries.

None of our subsidiaries will guarantee the Notes. We derive a majority of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the Notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries. However, our subsidiaries are distinct legal entities that have no obligation to pay any amounts pursuant to, or to make funds available for our payment obligations in respect of, the Notes, whether by dividends, distributions, loans or otherwise.

In addition, claims of creditors of our subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. As of September 30, 2024, our subsidiaries had approximately $495.3 million of total liabilities (including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated.

As of September 30, 2024, we had $3,538.5 million of outstanding consolidated indebtedness. After giving effect to this offering and the application of the net proceeds therefrom, we would have had approximately $3,550.0 million of outstanding consolidated indebtedness.

Optional redemption

Prior to November 1, 2029 for the 2029 Notes (one month prior to the maturity date for the 2029 Notes), prior to October 1, 2031 for the 2031 Notes (two months prior to the maturity date for the 2031 Notes), prior to September 1, 2034 for the 2034 Notes (three months prior to the maturity date for the 2034 Notes) and June 1, 2054 for the 2054 Notes (six months prior to the maturity date for the 2054 Notes) (each such date, a “Par Call Date”), the Company may redeem the Notes of any series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2029 Notes, 20 basis points in the case of the 2031 Notes, 20 basis points in the case of the 2034 Notes and 25 basis points in the case of the 2054 Notes less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date for a series of Notes, the Company may redeem the Notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of Notes, or portions thereof, called for redemption.

If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Purchase of Notes upon a change of control repurchase event

If a change of control repurchase event occurs with respect to any series of Notes, unless, with respect to such series of Notes, we have exercised our right to redeem such series of Notes in full as described above, each holder of such series of Notes will have the right to require us to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased plus any accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

Within 30 days following any change of control repurchase event with respect to any series of Notes or, at our option, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, we will deliver a notice to each holder of such series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering (the “change of control offer”) to repurchase such Notes on the repurchase date specified in the notice at the option of the holders, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). Any such change of control notice shall, if delivered prior to the date of consummation of the change of control, state that our obligation to repurchase such Notes is conditioned on a change of control repurchase event occurring on or prior to the repurchase date specified in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Notes as a result of a change of control repurchase event. To the extent the provisions of any such securities laws or regulations conflict with the “Purchase of Notes upon a Change of Control Repurchase Event” provisions of the Indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Purchase of Notes upon a Change of Control Repurchase Event” provisions of the Indenture by virtue thereof; provided that we otherwise use commercially reasonable efforts to permit holders to exercise their rights and to fulfill our obligations in the time and in the manner specified in these provisions of the Indenture to the extent permitted by such securities laws or regulations.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

(1) accept for payment all the Notes or portions of the Notes properly tendered pursuant to our change of control notice;

(2) deposit with the paying agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Notes being repurchased by us.

The paying agent or tender agent appointed for such purpose will promptly deliver to each holder of Notes properly tendered the repurchase price for the Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

If holders of not less than 90% in aggregate principal amount of any series of Notes then outstanding validly tender and do not withdraw such Notes in a change of control offer and we, or any third party making a change of control offer in lieu of us, as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 days nor more than 60 days’ prior written notice to the holders of the Notes (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the Notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described below under “—Certain covenants—Limitation on liens” and “—Certain covenants—Limitation on sale and leaseback transactions.” Except for the limitations contained in such covenants, the covenant relating to repurchases upon the occurrence of a change of control repurchase event and the covenant described in the accompanying prospectus under “Description of Debt Securities—consolidation, merger and sale of assets,” the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a change of control offer in connection with a change of control repurchase event if a third party makes such an offer in connection with such change of control repurchase event in the manner and at the times required and otherwise in compliance with the requirements under the applicable Indenture for such an offer made by us, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be uncertain.

Furthermore, holders may not be entitled to require us to repurchase their Notes in certain circumstances involving a significant change in the composition of our board of directors unless such change otherwise constitutes a change of control repurchase event.

We may not have sufficient funds to repurchase all the Notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes under the terms of our future debt instruments. Furthermore, a failure to repurchase the Notes upon a change of control repurchase event could constitute an event of default under our New Credit Agreement. See “Risk Factors—Risks related to the notes and our indebtedness—We may not be able to repurchase the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us, one of our subsidiaries or to a Permitted Holder; (2) the adoption of a plan by our board of directors relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than us or one of our subsidiaries), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of our voting shares or other voting shares into which our voting shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting shares of such holding company immediately following that transaction are substantially the same as the holders of our voting shares immediately prior to that transaction or (ii) our voting shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction or (iii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting shares of such holding company; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting shares or the outstanding voting shares of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction. Notwithstanding the foregoing, a merger of our company with any of our subsidiaries solely for the purpose of reincorporating our company in another jurisdiction within the United States shall not be a “change of control.”

Notwithstanding the foregoing, a transaction will not constitute a change of control if (i) the transaction involves the transfer of assets between or among the Company and its Subsidiaries, (ii) any person or group includes one or more Permitted Holders, the issued and outstanding equity interests of the Company directly or indirectly owned by the Permitted Holders that are part of such person or group shall not be treated as being owned by such person or “group” for purposes of determining whether clauses (1) or (3) of this definition is triggered, and (iii) a person or group shall not be deemed to beneficially own voting shares subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the voting shares in connection with the transactions contemplated by such agreement.

“change of control repurchase event” means, with respect to any series of Notes, the occurrence of both a change of control and a ratings event.

“Fitch” means Fitch Ratings, Inc. and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any replacement rating agency appointed in accordance with the proviso to the definition of “rating agency.”

“Investors” means each of Adam Foroughi, the Foroughi 2015 Irrevocable Trust, Andrew Karam, the Karam 2015 Irrevocable Trust and John Krystynak and, in each case, any of their affiliates.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Permitted Holder” (i) the Investors and their respective affiliates and members of management of the Company or any subsidiary (or their respective direct or indirect parent) who are holders of equity interests of the Company (or its direct or indirect parent company) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, their respective affiliates and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the voting shares of the Company or any other direct or indirect parent entity, (ii) any direct or indirect parent entity formed not in connection with, or in contemplation of, a transaction that, assuming such parent was not formed after giving effect thereto, would constitute a change of control and (iii) any entity (other than a parent entity) through which a parent entity described in clause (ii) directly or indirectly holds equity interests of the Company and has no other material operations other than those incidental thereto.

“rating agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, “rating agency” will include a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act appointed by us as a substitute for such rating agency.

“ratings event” means the rating on the Notes of the applicable series is lowered by at least two of the three rating agencies and such series of Notes are rated below an investment grade rating by at least two of the three rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by us of our intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates such Notes below investment grade or (y) publicly announces that it is no longer considering such Notes for possible downgrade). If any of the rating agencies is not providing a rating of such Notes on any day during the trigger period for any reason (subject, for the avoidance of doubt, to our right to engage a substitute rating agency in accordance with the proviso to the definition of “rating agency”), the rating of such rating agency for such Notes shall be deemed to have ceased to be investment grade during the trigger period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further issuances

We may from time to time, without notice to or the consent of the holders of the applicable series of Notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, such Notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as applicable series of Notes and will vote together as one class on all matters with respect to the applicable series of Notes; provided that if the additional notes are not fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes, the additional notes will have one or more separate CUSIP numbers.

Certain covenants

Except as set forth below, neither we nor any of our subsidiaries will be restricted by the Indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our capital stock or the capital stock of such subsidiaries, or

•	purchasing or redeeming our capital stock or the capital stock of such subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the Notes upon a change of control or other events involving us or any of our subsidiaries that may adversely affect the creditworthiness of the Notes, except to the limited extent provided under “—Purchase of notes upon a change of control repurchase event” above. Among other things, the Indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Notes, except to the limited extent provided under “—Purchase of notes upon a change of control repurchase event” above and as described in the accompanying prospectus under “Description of Debt Securities—Consolidation, merger and sale of assets.” The covenants described under “—Limitation on liens” and “—Limitation on sale and leaseback transactions” will apply only to “Property” owned by us and our restricted subsidiaries. As of the date of this prospectus supplement, we and our subsidiaries only have a limited amount of assets that constitute “Property.” In addition, the Indenture will not prohibit us or any of our restricted subsidiaries from transferring any assets otherwise constituting “Property” to a subsidiary that is not a restricted subsidiary, thus limiting the scope of the covenants described under “—Limitation on liens” and “—Limitation on sale and leaseback transactions.” In addition, the covenants do not prohibit our subsidiaries from incurring debt and we and they may also incur substantial amounts of secured debt. The debt of our subsidiaries, to the extent secured or incurred by subsidiaries, will be structurally senior to the Notes and secured debt will be effectively senior to the Notes.

See “Risk Factors—Risks related to the notes and our indebtedness—The Notes will be structurally subordinated to all obligations of our existing and future subsidiaries,” and “Risk Factors—Risks related to the notes and our indebtedness—We will have limited covenants in the indenture that will govern the notes”.”

The Indenture will contain the following principal covenants:

Limitation on liens

We will not, and we will not permit any of our restricted subsidiaries to, create or incur any Lien upon any Property of ours or any of our restricted subsidiaries (whether now existing or owned or hereafter created or acquired) in order to secure any indebtedness of ours or any of our subsidiaries unless prior to or at the same time, the Notes (together with, at our option, any other indebtedness of ours or any of our restricted subsidiaries ranking equally in right of payment with the Notes) are equally and ratably secured with or, at our option, prior to, such secured indebtedness, until such time as such indebtedness are no longer secured by such Lien or such Property is no longer owned by us or any of our restricted subsidiaries.

The foregoing restriction does not apply to:

(1) Liens existing with respect to any person at the time such person becomes a direct or indirect subsidiary of ours, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our restricted subsidiaries of any person then owning such Property, provided that such Lien was not incurred in anticipation of such acquisition;

(3) Liens securing indebtedness of ours or any of our restricted subsidiaries owing to us or any of our subsidiaries;

(4) Liens of ours existing on the date of the initial issuance of the Notes (excluding any additional notes);

(5) Liens on Property of a person existing at the time such person is merged into or consolidated with us or any of our restricted subsidiaries, at the time such person becomes a subsidiary of ours, or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a person to us or any of our restricted subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7) Liens created to secure each series of the Notes;

(8) Liens imposed by law or arising by operation of law, such as materialmens’, workmen’s or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non- payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature;

(11) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in our opinion, materially detract from the value of such Properties;

(13) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(14) Liens securing indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to, Property

(including shares of capital stock), plant or equipment of ours or our restricted subsidiaries; provided, however, that the Lien shall not extend to any other Property owned by us or any of our restricted subsidiaries at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the Indenture provided by any person (or its affiliates) may be cross- collateralized to other such financings provided by such person (or its affiliates);

(15) Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(16) Liens securing Hedging Obligations designed for protection from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(17) Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(18) in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(19) Liens on Property incurred in connection with any transaction permitted under the “––Limitation on Sale and Leaseback Transactions” covenant described below; or

(20) any extensions, renewals, refinancing or replacements of any Lien referred to in clauses (1) through (19) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (19) shall not extend to or cover any Property of ours or any of our restricted subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that, after giving effect to such indebtedness and the retirement of any indebtedness secured by Liens (other than Liens described in clauses (1) through (20) above) that is being retired substantially concurrently with such incurrence, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (20) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on sale and leaseback transactions” covenant described below, does not exceed the greater of $1,000,000,000 and 15% of our Consolidated Total Assets. We and our restricted subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on sale and leaseback transactions

We will not, and will not permit any of our restricted subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the date of the initial issuance of each series of the Notes (excluding any additional notes);

(2) such transaction was for the sale and leasing back to us or any of our wholly-owned subsidiaries of any Property by us or one of our restricted subsidiaries;

(3) such transaction involves a lease for not more than five years (or which may be terminated by us or our restricted subsidiaries within a period of not more than five years);

(4) we or our restricted subsidiaries would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the second paragraph of the “—Limitation on liens” covenant described above (except with respect to a Lien permitted by clause (19) thereof); or

(5) we or any of our restricted subsidiaries apply (or to the extent the proceeds are received directly by any of our restricted subsidiaries, such restricted subsidiary applies) an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in our or its business or to the retirement of indebtedness of ours or its that is pari passu in right of payment with the Notes within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, we may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our restricted subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (5) above), together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on liens” covenant described above, does not exceed the greater of $1,000,000,000 and 15% of our Consolidated Total Assets.

SEC Reports

We shall, to the extent required by Section 314(a) of the Trust Indenture Act, file with the trustee, within 15 days after the filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided, that, the delivery of materials to the trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein and the trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor) or if we are not required to file information, documents or reports pursuant to either of these Sections, then we will file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Notwithstanding the foregoing, the Company shall not be deemed to have failed to comply with any of its obligations under this section until 30 days after the date any information, document or other report hereunder is due.

Events of default

Each of the following events will be an “event of default” under the Indenture for each series of Notes:

(1) default in the payment of any installment of interest on such series of Notes when due and payable, and the continuance of that default for 30 days;

(2) default in the payment of the principal of, or any premium on, such series of Notes when due and payable (whether at maturity, upon redemption or otherwise);

(3) a failure by us to repurchase Notes tendered for repurchase following the occurrence of a change of control repurchase event with respect to such series of Notes in conformity with the covenant set forth above under “—Purchase of Notes upon a change of control repurchase event”;

(4) failure to observe or perform any other covenants or agreements in the Indenture in respect of such series of Notes, which failure continues for 90 days after written notice to us from the Trustee or to us and the Trustee from holders of at least 25% of the outstanding principal amount of the applicable series of Notes then outstanding as provided in the Indenture, requiring us to remedy the same;

(5) (a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $250.0 million or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $250.0 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the Trustee or to us and the Trustee by the holders of not less than 25% in principal amount of outstanding Notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

(6) specified events relating to the bankruptcy, insolvency, reorganization or receivership of us.

Modification and waivers

Modification and amendments of the Indenture and the Notes of any series may be made by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any series of Notes;

•

reduce the principal amount of any Note or reduce the amount of the principal of any Notes which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any Note (except as part of any remarketing of the Notes of any series or any interest rate reset with respect to the Notes of any series, in each case in accordance with the terms of the Notes of such series);

•	reduce any premium payable on the redemption of any Note or change the date on which any Note may or must be redeemed;

•	change the currency in which the principal of, premium, if any, or interest on any Note is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any Note (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required in order to take certain actions; or

•

modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of Notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

We and the Trustee may, without the consent of any holders, modify or amend the terms of the Indenture and the Notes of any series with respect to the following:

•

to add to our covenants for the benefit of holders of the Notes of all or any series (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the Indenture pursuant to the covenant described in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, merger and sale of assets;”

•

to add any additional events of default for the benefit of holders of the Notes of all or any series (and if such additional events of default are to be for less than all series of Notes, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	to add one or more guarantees for the benefit of holders of the Notes;

•	to secure the Notes pursuant to the covenants of the Indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional notes of any series;

•	to establish the form or terms of Notes of any series as permitted by the Indenture;

•	to comply with the rules of any applicable securities depository;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Notes; provided, that, any such addition, change or elimination (a) shall neither (1) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such Notes with respect to such provision or (b) shall become effective only when there is no note described in clause (a)(1) outstanding;

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the legal rights of the holders of Notes of any series in any material respect;

•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes pursuant to the Indenture; provided that any such action shall not adversely affect the interests of the holders of Notes of such series or any other series of Notes in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded;

•

to conform to the description of the Notes contained in this prospectus supplement, the accompanying prospectus or any similar document with respect to the offering of Notes of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the Indenture or such Notes; and

•

to add to, change or eliminate any of the provisions of the Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of Notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding Notes of any series may, on behalf of the holders of Notes of that series, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of the holders of all Notes of that series, waive any past default and its consequences under the Indenture with respect to the Notes of that series, except a default (1) in the payment of principal or premium, if any, or interest on Notes of that series or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the Indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, defeasance and covenant defeasance provisions

We may discharge certain obligations to holders of the Notes of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars and/or U.S. government obligations, or, in the case of Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, in an amount sufficient to pay all amounts owing pursuant to the Indenture, including the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the Notes have become due and payable) or to the maturity thereof or the redemption date of the Notes of that series, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to Notes (except for, among other things, obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes, to hold moneys for payment in trust and certain of our obligations to the Trustee) (“legal defeasance”) or (2) to be released from our obligations to comply with the covenant described in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, merger and sale of assets” and certain other covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the Notes of a series and clauses (3) and (4) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars and/or U.S. government obligations, or, in the case of Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, applicable to the Notes of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the Notes on the scheduled due dates therefor.

If we effect legal or covenant defeasance with respect to the Notes of any series, the amount in U.S. dollars and/or U.S. government obligations, or, in the case of Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay amounts due on the Notes of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from any event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the Notes of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day settlement and payment

The Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the Notes in certificated form. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

Any notices required to be given to the holders of the Notes will be given to DTC, as the registered holder of the global notes, in accordance with DTC’s procedures. In the event that the global notes are exchanged for Notes in certificated form, notices to holders of the Notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of holders maintained by the registrar.

Regarding the Trustee

Wilmington Trust, National Association will act as the Trustee under the Indenture and will be appointed by us to act as registrar, transfer agent and paying agent for the Notes. We and our affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. The Trustee and its affiliates will be permitted to engage in other transactions with us. However, if a conflicting interest arises and a default occurs with respect to the Notes, the Trustee must eliminate such conflict, as defined in Section 310(b) of the TIA, or resign.

Wilmington Trust, National Association assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

BOOK ENTRY SETTLEMENT AND CLEARANCE

The global notes

The notes will be issued in the form of registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. None of us, the underwriters or the trustee is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.

DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture that will govern the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of the notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or

•	certain other events provided in the indenture that will govern the notes should occur.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to address all categories of investors, some of which may be subject to special rules (such as partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons holding notes as part of a hedging, conversion or integrated transaction or a straddle for U.S. federal income tax purposes, persons deemed to sell notes under the constructive sale provisions of the Code, lenders to each of our Term Loan Facilities or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the notes to their financial statements). Finally, the summary does not describe the effects of any other U.S. federal tax laws, such as the Medicare contribution tax on net investment income or estate and gift tax laws, or the effects of any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL TAX LAWS, NON-U.S., STATE AND LOCAL TAX LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note (other than a partnership or an entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If a partnership (including any entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

Additional payments

We may be required under certain circumstances to make payments to holders of the notes in addition to payments of principal and stated interest. The obligation to make such payments may implicate the provisions of the Treasury regulations relating to contingent payment debt instruments (“CPDIs”). Under applicable Treasury regulations, the possibility of such additional amounts being paid will not cause the notes to be treated as CPDIs if, among other things, either: (i) if the option is unconditional and such amounts would be paid pursuant to an unconditional option of the issuer that would cause the yield on the notes to increase, or (ii) as of the issue date of the notes, there is only a remote likelihood that these contingencies will occur or the amount of any additional payments under such contingencies is considered to be “incidental.” We intend to take the position that the contingencies described under “Description of notes—Optional redemption” and “Description of notes—Purchase of notes upon a change of control repurchase event” are not subject to the special rules governing certain CPDIs either because (i) they relate to an option the exercise of which by us would cause the yield on the notes to increase or (ii) there is only a remote possibility that we would be required to make any other additional payments on the notes, and/or that any of such additional payments, if made, would be an incidental amount. Our determination in this regard, while not binding on the IRS, is binding on holders unless they disclose their contrary position. If the IRS successfully asserted that the notes are subject to the rules governing CPDIs, the timing, amount and character of income with respect to a note realized by a holder could be materially and adversely different from those described below. In the event a contingency occurs, it could affect the amount, character and timing of the income recognized by a holder. The discussion below generally assumes that the notes are not treated as CPDIs.

U.S. holders

Taxation of interest

A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with such holder’s regular method of tax accounting.

In general, if the principal amount of a note exceeds its issue price by more than a statutorily defined de minimis amount, a U.S. holder would be required to include such excess in income as “original issue discount” over the term of the note, irrespective of the U.S. holder’s regular method of tax accounting. We expect, and the discussion below assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

A U.S. holder generally will recognize gain or loss if the holder disposes of a note in a sale, exchange, redemption, retirement or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest, which will be taxed as described below) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s taxable gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. Any gain or loss recognized by a U.S. holder on a disposition of the note generally will be capital gain or loss and generally will be long-term capital gain or loss if the holder has held the note for more than one year, or short-term capital gain or loss if the holder has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate U.S. holders generally are eligible for reduced rates of taxation. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.

Non-U.S. holders

Taxation of interest

Subject to the discussion below under “—Income or gains effectively connected with a U.S. trade or business,” payments of interest to non-U.S. holders are generally subject to U.S. federal withholding tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence). Subject to the discussions below under “—Backup withholding and information reporting” and “—FATCA,” payments of interest on the notes to most non-U.S. holders, however, are generally expected to qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below. The portfolio interest exemption will not apply, however, to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively (applying certain attribution rules), shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote; or

•	is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is related, directly or indirectly, to us through stock ownership.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s stock (by vote or value).

The portfolio interest exemption and any reduction of the withholding tax rate pursuant to the terms of an applicable income tax treaty require a non-U.S. holder to certify its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 to the applicable withholding agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Subject to the discussion below under “—Backup withholding and information reporting,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or taxable other disposition of notes (other than with respect to payments attributable to accrued but unpaid interest, which will be taxed as described under “—Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and if an income tax treaty requires it, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case it would be subject to tax as described below under “—Income or gains effectively connected with a U.S. trade or business”; or

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or gains effectively connected with a U.S. trade or business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership and disposition of notes by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular tax rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, it is possible that any “effectively connected” income or gain will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), some portion of its earnings and profits that is effectively connected with its U.S. trade or business also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate. Payments of interest that are effectively connected with a U.S. trade or business generally will not be subject to the 30% withholding tax, provided that the holder claims an exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI (or other appropriate form), or any successor form as the IRS designates, as applicable, prior to the payment.

FATCA

FATCA generally imposes U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities,” each as specifically defined in the Code and applicable Treasury regulations. “Foreign financial institution” is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies. Accordingly, the entity through which our notes are held will affect the determination of whether such withholding is required. FATCA generally imposes a U.S. federal withholding tax of 30% on interest payments on a note, and, subject to the discussion below, on the gross proceeds from a sale or other disposition of a note, in each case, paid to (i) a foreign financial institution that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement between the holder’s country of residence and the United States) in a manner that avoids withholding, or (ii) a non-financial foreign entity that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Under proposed Treasury regulations, which generally may be relied upon until final regulations are issued, the withholding provisions of FATCA do not apply to payments of gross proceeds from a disposition of a note. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. holders—Taxation of interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisors regarding FATCA.

Backup withholding and information reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds from a sale or other disposition (including a retirement or redemption) of the notes paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payer to withhold from payments subject to information reporting if the recipient has failed to provide a correct taxpayer identification number to the payer, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 24%.

Payments of interest to U.S. holders and payments made to U.S. holders by a broker upon a sale or other disposition (including a retirement or redemption) of the notes generally will be subject to information reporting, and backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides the payer with a correct taxpayer identification number and complies with applicable certification requirements. If a sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the interest paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “—Non-U.S. holders— Taxation of interest” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the notes and payments made to non-U.S. holders by a broker upon a sale or other disposition (including a retirement or redemption) of the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes under the backup withholding rules generally can be credited against any U.S. federal income tax liability of the holder, which may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase from us, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite their names below:

Underwriters	Principal amount of 2029 notes	Principal amount of 2031 notes	Principal amount of 2034 notes	Principal amount of 2054 notes
J.P. Morgan Securities LLC	$250,000,000	$250,000,000	$250,000,000	$137,500,000
BofA Securities, Inc.	200,000,000	200,000,000	200,000,000	110,000,000
Morgan Stanley & Co. LLC	195,000,000	195,000,000	195,000,000	107,250,000
Citigroup Global Markets Inc.	125,000,000	125,000,000	125,000,000	68,750,000
Goldman Sachs & Co. LLC	95,000,000	95,000,000	95,000,000	52,250,000
BNP Paribas Securities Corp.	45,000,000	45,000,000	45,000,000	24,750,000
MUFG Securities Americas Inc.	45,000,000	45,000,000	45,000,000	24,750,000
Scotia Capital (USA) Inc.	45,000,000	45,000,000	45,000,000	24,750,000

Total	$1,000,000,000	$1,000,000,000	$1,000,000,000	$550,000,000

Underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters, severally and not jointly, are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters propose to offer the notes of each series directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes of each series to dealers at the public offering price less a concession not to exceed 0.350% of the principal amount of the 2029 notes, 0.375% of the principal amount of the 2031 notes, 0.400% of the principal amount of the 2034 notes, and 0.525% of the principal amount of the 2054 notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the 2029 notes, 0.250% of the principal amount of the 2031 notes, 0.250% of the principal amount of the 2034 notes, and 0.350% of the principal amount of the 2054 notes on sales to other dealers.

After the initial offering of the notes, the offering prices and other selling terms may from time to time be changed by the representatives.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Underwriting discounts and expenses

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid by Us
Per 2029 note	0.600%
Per 2031 note	0.625%
Per 2034 note	0.650%
Per 2054 note	0.875%
Total	$23,562,500

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $11.4 million.

Stabilization, short positions and penalty bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing notes in the offering if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

New issue of notes

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters in this offering or their affiliates have lending or credit arrangements with us, for example certain of the underwriters or their affiliates are lenders under each of the Term Loan Facilities and, consequently, will receive a pro rata portion of the net proceeds of this offering to the extent net proceeds from this offering are used to repay in full each of the Term Loan Facilities. See “Use of proceeds”. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise), and/or persons and entities with relationships with us. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Settlement

It is expected that delivery of the notes will be made against payment therefor on or about December 5, 2024, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Selling restrictions

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Note to Canadian Residents

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Note to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a member state of the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a “professional client” as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Note to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “U.K.”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the U.K. Prospectus Regulation or the FSMA.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The offering of the notes in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the notes.

Notice to Prospective Investors in Hong Kong

The notes have not been and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended, the “FIEA”), and the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters, including the validity of the notes offered hereby, will be passed upon for us by Proskauer Rose LLP, New York, New York. The underwriters have been represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of AppLovin Corporation and subsidiaries as of and for the years ended December 31, 2023, 2022 and 2021, and for each of the three years in the period ended December 31, 2023, included elsewhere in this prospectus supplement and the effectiveness of internal control over financial reporting as of December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which interested persons can electronically access our SEC filings. Our website address is www.applovin.com. The information and other content contained on, or accessible through, our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement only as a textual reference and do not intend it to be an active link to our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities hereby. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference in, or otherwise included in, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024; June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August 7, 2024 and November 6, 2024, respectively;

•	our current reports on Form 8-K filed on March 14, 2024 and June 6, 2024; and

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2024 (other than information in the definitive proxy statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

We also incorporate by reference herein any further filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we terminate the offering of the notes. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at AppLovin Corporation, 1100 Page Mill Road, Palo Alto, California 94304, attention: Investor Relations, telephone number (800) 839-9646.

PROSPECTUS

AppLovin Corporation

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

In addition, selling securityholders to be named in a supplement to this prospectus may from time to time offer or sell our securities. To the extent that any selling securityholders resell any of our securities, the selling securityholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholders and the amount and terms of the securities being offered. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “APP.” On May 31, 2023, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $25.01 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q or under similar heading in any other document that is incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities that may be offered. Each time we or selling securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” This prospectus contains summaries of certain provisions contained in certain documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “AppLovin Corporation,” “we,” “our” and “us” refer, collectively, to AppLovin Corporation, a Delaware corporation, and its consolidated subsidiaries.

Company Overview

Our mission is to help companies grow their apps and accelerate their business. Our full stack software solution provides advanced tools for mobile app developers to grow their businesses by automating and optimizing the marketing and monetization of their apps. We also operate a portfolio of owned mobile apps and accelerated our market penetration through an active acquisition and partnership strategy. Our scaled business model sits at the nexus of the mobile app ecosystem, which creates a durable competitive advantage that has fueled our clients’ success and our strong growth.

Since our founding in 2011, we have been focused on building a software-based platform for mobile app developers to improve the marketing and monetization of their apps. Our founders, who are mobile app developers themselves, quickly realized the real impediment to success and growth in the mobile app ecosystem was a discovery and monetization problem—breaking through the congested app stores to efficiently find users and successfully grow their business. Their first-hand experience with these developer challenges led to the development of our infrastructure and software—AppLovin Core Technologies and AppLovin Software Platform. We capitalized on our success and understanding of the mobile app ecosystem by launching AppLovin Apps in 2018. Our Apps have grown to consist of a globally diversified portfolio of hundreds of free-to-play mobile games across various genres, run by numerous studios.

Corporate Information

We were incorporated under the laws of the state of Delaware in July 2011. Our principal executive offices are located at 1100 Page Mill Road, Palo Alto, California 94304, and our telephone number is (800) 839-9646. Our website address is www.applovin.com. Information contained on, or that is referenced or that can be accessed through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

“AppLovin,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of AppLovin Corporation. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

The Securities That May Be Offered

We or selling securityholders may offer or sell Class A common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Common Stock

We or selling securityholders may offer shares of our Class A common stock, par value $0.00003 per share, either alone or underlying other registered securities convertible into our Class A common stock. Holders of our Class A common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A common stock is entitled to one vote per share. The holders of Class A common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us or selling securityholders will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of depositary shares or depositary receipts offered by us or selling securityholders will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A common stock.

Debt Securities

We or selling securityholders may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We or selling securityholders may offer debt securities that are convertible into shares of our Class A common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We or selling securityholders may offer warrants for the purchase of Class A common stock, preferred stock, debt securities or depositary shares. We or selling securityholders may offer warrants independently or together with other securities.

Subscription Rights

We or selling securityholders may offer subscription rights to purchase our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered and may or may not be transferable by the securityholder receiving the subscription rights in such offering.

Purchase Contracts

We or selling securityholders may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We or selling securityholders may offer units comprised of two or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” in this prospectus.

Use of Proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of securities by selling securityholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date such statements were made, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound, actual results may differ from the projections.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF SECURITIES

We or selling securityholders may offer from time to time, in one or more offerings, the following securities:

•	shares of Class A common stock, par value $0.00003 per share;

•	shares of preferred stock, par value $0.00003 per share;

•	depositary shares;

•	debt securities, which may be senior or subordinated, and which may be convertible into our Class A common stock or be non-convertible;

•	warrants to purchase from us shares of our Class A common stock or preferred stock or other securities;

•	subscription rights;

•	purchase contracts; and

•	units representing two or more of the foregoing securities.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of any Class A common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts or units issued by us that may be offered or sold pursuant to this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or Class A common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants, as applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A common stock with which the warrants are issued and the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•

the exercise price payable for our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each securityholder;

•

the number and terms of our Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

SELLING SECURITYHOLDERS

Information about selling securityholders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We and selling securityholders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We or selling securityholders may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we, selling securityholders, or both will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we, selling securityholders, or both will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and selling securityholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon certain legal matters relating to the issuance and sale of any securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of AppLovin Corporation incorporated by reference in this Prospectus, and the effectiveness of AppLovin Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.applovin.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 25, 2023;

•	our Current Reports on Form 8-K filed on February 6, 2023, March 13, 2023, and May 17, 2023; and

•

the description of our Class  A common stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 12, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

AppLovin Corporation

1100 Page Mill Road

Palo Alto, California 94304

Attn: Investor Relations

(800) 839-9646

$3,550,000,000

$1,000,000,000 5.125% Senior Notes due 2029

$1,000,000,000 5.375% Senior Notes due 2031

$1,000,000,000 5.500% Senior Notes due 2034

  $550,000,000 5.950% Senior Notes due 2054

PROSPECTUS SUPPLEMENT

Joint book-running managers

J.P. Morgan

BofA Securities

Morgan Stanley

Citigroup

Goldman Sachs & Co. LLC

Co-managers

BNP PARIBAS

MUFG

Scotiabank

November 20, 2024